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October 15, 1998


                   AGREEMENT BETWEEN HARVARD INDUSTRIES, INC.
                  AND THE PENSION BENEFIT GUARANTY CORPORATION


I.       Preliminary Statement

         The following are the terms of the agreement ("Agreement") between: (a) Harvard Industries, Inc. and the members of its controlled group (as that term is defined by section 4001(a)(14) of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. ss.ss. 1301-1461 ("ERISA")) ("Harvard") and (b) the Pension Benefit Guaranty Corporation ("PBGC"), regarding the single employer defined benefit pension plans for which Harvard is a contributing sponsor (as that term is defined by section 4001(a)(13) of ERISA) ("Harvard Plans").(1) This Agreement is enforceable pursuant to its terms, and is contingent on consummation of Harvard's "Consolidated Plan under Chapter 11 of the Bankruptcy Code" (as may be amended or modified, the "Plan of Reorganization") in the Chapter 11 cases captioned In re Doehler-Jarvis, Inc., et al., Case Nos. 97-953 through 97-962 (SLR) (Bankr. D. Del.), The Plan of Reorganization shall expressly provide for implementation of the provisions of this Agreement. A copy of this Agreement shall be annexed to the Plan of Reorganization. The Official Committee of Unsecured Creditors of Doehler-Jarvis, Inc., et al. (the "Committee") has accepted the terms of this Agreement, but shall have no obligations thereunder. This Agreement shall be effective on confirmation of the Plan of Reorganization, subject to the occurrence of the effective date thereof. Provided such effective date shall have occurred, the effective date of this Agreement shall be the confirmation date of the Plan of Reorganization (the "Effective Date").

II.      PBGC Obligations

         A. Standstill on Remedies. In consideration of the performance by Harvard of its obligations hereunder, PBGC will forbear from using the remedies provided by section 4042(a)(4) or 4062(e) of ERISA in connection with (i) the cessation of operations at the Toledo, Ohio facility of Doehler-Jarvis Toledo, Inc., the cessation of operations at the Semple Avenue facility

--------
(1) The single employer defined benefit pension plans for which Harvard is a contributing sponsor as of the effective date of this Agreement are set forth in Exhibit A attached hereto. The term "Harvard Plans" as used herein includes any successor plans or any single employer defined benefit pension plans of which Harvard becomes a contributing sponsor.

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of the Company's Harvard Interiors Division in St. Louis, Missouri, the
cessation of operations at the Bolivar, Tennessee facility of Harman Automotive, Inc., the sale or assets of the Greeneville, Tennessee facility of Doehler-Jarvis Greeneville, Inc., or (ii) the implementation of initial post-confirmation exit financing (the "Initial Post-Confirmation Exit Financing"), or any subsequent refinancing thereof within five years from the Effective Date which does not increase the amount of principal indebtedness of Harvard subject to security interests in any of the assets or properties of Harvard, unless any of the following take place:

                  1. Harvard fails to make a required quarterly or annual minimum funding contribution for any of the Harvard Plans, provided, however, that if any unpaid minimum funding contribution is paid within sixty days of the due date for the payment, then PBGC shall cease pursuing said remedies under section 4042(a)(4) or section 4062(e) of ERISA then pending and this standstill shall be reinstated;

                  2. Harvard commences a proceeding or petition for the winding up of any of its business affairs or otherwise proposes to sell all or substantially all of its assets, unless the conditions contained in section IV.C. below are met; or

                  3. Harvard or any member of the Harvard controlled group files or has filed against it a petition for relief under title 11 of the United States Code, provided that this standstill shall be reinstated should an involuntary petition for relief be withdrawn or dismissed within 90 days of filing.

         B. Termination of 1994 Settlement Agreement. In consideration for Harvard's entering into this Agreement and upon consummation of the Plan of Reorganization in a manner consistent with the provisions of this Agreement, the Settlement Agreement (the "Prior Agreement") dated July 26, 1994, by and between the Harvard Companies and PBGC, shall be terminated, and the consideration provided to the PBGC by Harvard as set forth in this Agreement shall be in full settlement, release and discharge of any and all rights and claims of the PBGC against Harvard, directly or indirectly, related to or arising under the Prior Agreement. In addition, PBGC hereby acknowledges that it shall have no pre- or post-termination claim against Harvard by reason of the termination, settlement, release and discharge of the Prior Agreement.

III.     Harvard Obligations

         A. The Plan of Reorganization and the confirmation order shall provide that on the confirmation date, Harvard, as reorganized, shall be a contributing sponsor of all of the Harvard Plans.



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         B. Notwithstanding the notice requirements set forth in Article V.B.
herein, there shall be no plan merger or other transfer of plan assets or liabilities between: (a) the Doehler-Jarvis Pension Plan for Wage Basis Employees ("Doehler-Jarvis Plan"); and (b) any of the other Harvard Plans. In no event shall there be any use of any credit balance maintained in the funding standard account of any of the other Harvard Plans for the benefit of the funding standard account of the Doehler-Jarvis Plan. Further, no defined benefit pension plan that is covered by Title IV of ERISA that is not listed on Exhibit A to this Agreement shall be merged into any of the Harvard Plans without PBGC's consent.

         C. In order to secure minimum funding contributions required for the Doehler-Jarvis Plan and underfunding of the Doehler-Jarvis Plan, Harvard shall provide PBGC, for the benefit of the Doehler-Jarvis Plan and PBGC, with a pledge of new common stock of Reorganized Harvard ("New Common Stock"), in an amount equal to what the PBGC would have received as an unsecured general creditor of Harvard having an allowed Class 5 Claim (as such term is defined in the Plan of Reorganization) of $18.7 million, less the amount of all contributions made to the Doehler-Jarvis Plan after April 15, 1998 and prior to the Effective Date (the number of shares of New Common Stock received by the PBGC pursuant to this provision, taking into account all such contributions made prior to the Effective Date, is referred to herein as the "Harvard Stock Pledge"). The Harvard Stock Pledge shall be held in escrow, which shall be established and be subject to the following terms and conditions:

                  1. The identity of the bank or other financial institution acting as escrow agent for the Harvard Stock Pledge shall be designated by the PBGC, subject to Harvard's consent, and the form of escrow agreement shall be subject to approval of Harvard and PBGC;

                  2. Except to the extent released in accordance with
         Article III.C.4. below, the Harvard Stock Pledge shall be maintained and continue to be held in escrow until the earlier of (a) five years from the Effective Date of the Plan of Reorganization or (b) the date on which this Agreement is terminated in accordance with Article IV hereof (such earlier date described in (a) or (b) hereof, the "Release Date"). On the Release Date the Harvard Stock Pledge shall be delivered to Harvard;

                  3. Subject to the limitations that (a) no sales of any shares of New Common Stock may be made during the 90-day period commencing with the consummation of the Plan of Reorganization and (b) all sales of shares of New Common Stock after such 90-day period shall be in compliance with and subject to the limitations set forth in Rule 144(e)(1) and (f) of the Securities Act of 1933 as if the same applied to the PBGC, shares of New Common Stock held by the escrow

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         agent will be subject to sale at any time, in the discretion of a third party approved by Harvard and PBGC, based on prudent investment standards. The proceeds of all such sales shall continue to be held in escrow or delivered from escrow in accordance with the provisions of this Agreement relating to the Harvard Stock Pledge. All references in this Agreement to the Harvard Stock Pledge shall be deemed to include the proceeds of any such sales of New Common Stock, and all property in which such proceeds may be reinvested from time to time, as increased or decreased by the investment earnings or losses thereon and any release in accordance with Article III.C.4 below thereof.

                  4. The escrow agent shall deliver all property held in escrow under the Harvard Stock Pledge, together with any accumulated dividends or distributions, from escrow to the PBGC in the event any one of the following has occurred: (a) Harvard has failed to make a required quarterly or annual minimum funding contribution for the Doehler-Jarvis Plan, and such failure has continued for sixty days from the due date for the contribution; (b) PBGC receives a Notice of Intent to Terminate the Doehler-Jarvis Plan in a distress termination under section 4041(c) of ERISA; (c) Harvard commences a proceeding or petition for the winding up of any of its business affairs or otherwise consummates the sale of all or substantially all of its assets, unless the conditions contained in Article IV.C. of this Agreement are met; or (d) Harvard, in whole or in part, files or has filed against it a petition for relief under title 11 of the United States Code, and such petition for relief has not been withdrawn or dismissed within 90 days of filing.

                  5. Amounts received by PBGC from the escrow agent shall be:
         (a) used to pay minimum funding contributions due from time to time to any of the Harvard Plans; (b) used to satisfy any liability under section 4062 of ERISA with respect to the Harvard Plans; or (c) held until the Agreement is terminated. PBGC shall return the excess and unused amounts so distributed, if any, to Harvard. Taxes on earnings on the escrowed amounts so distributed shall be charged to the escrow account. After-tax interest earned on escrowed amounts shall be available for distribution to Harvard, PBGC, or the Harvard Plans, as the case may be.

                  6. (a) In the event that, during the term of the Initial Post-Confirmation Exit Financing, any dividend or other distributions are paid to Harvard shareholders within five years from the Effective Date that would cause an event of default under the Initial Post-Confirmation Exit Financing, Harvard will not use the credit balances that existed under the Harvard Plans on the last day of the plan year preceding the plan year in which the dividend or distribution was paid in determining the contribution required to be made to satisfy the minimum funding standard

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         of section 412 of the Internal Revenue Code ("IRC") for the plan year in which the dividend or distribution was paid.

                     (b) In the event that, after the term of the Initial Post-Confirmation Exit Financing, any dividend or other distributions are paid to Harvard shareholders within five years from the Effective Date, Harvard will not use the credit balances that existed under the Harvard Plans on the last day of the plan year preceding the plan year in which the dividend or distribution was paid in determining the contribution required to be made to satisfy the minimum funding standard of section 412 of the IRC for the plan year in which the dividend or distribution was paid.

IV.      Termination of Agreement

         This Agreement shall terminate upon the earliest of A., B., C. or D. below; but in the case of B., no earlier than five years after the confirmation date of the Plan of Reorganization or September 30,2003, whichever is later, and in the case of A., B. and C., only if Harvard is then current on its minimum funding obligations to the Harvard Plans:

         A. The date on which none of the Harvard Plans have any unfunded benefit liabilities, as determined under section 4001(a)(18) of ERISA, as of the last day of the plan year for each plan for any two consecutive plan years (the last day of the plan year in the second consecutive year being the measurement date); provided, however, that if the sum of the aggregate unfunded liabilities of all Harvard Plans that have unfunded benefits as of the last day of any two consecutive plan years is less than $1 million ("Aggregate Underfunding"), Harvard will have satisfied the conditions of this paragraph provided it has contributed in cash an amount equal to such Aggregate Underfunding by no later than September 15 of the first calendar year following the end of the second such plan year;

         B. The date on which Harvard obtains ratings on its unsecured debt from Standard & Poor's and Moody's of at least BBB- and Baa3, respectively;

         C. If there is a change of the Harvard controlled group, and the unsecured debt of the new controlled group has been rated BBB- by Standard & Poor's and Baa3 by Moody's, or better, for the two consecutive years prior to a rating date (which rating date is subsequent to the date of the change of the controlled group), and such ratings are reaffirmed taking into account the change of controlled group; or

         D. The date on which all of the Harvard Plans have been successfully terminated in standard terminations under section 4041(b) of ERISA.

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

V.       Notice Requirements

         Harvard shall provide to the Director of PBGC's Corporate Finance and Negotiations Department ("CFND"):

         A. Copies of any notices otherwise required to be filed with the Internal Revenue Service ("IRS") or PBGC concerning any of the Harvard Plans within 20 days of the time the filing is made;

         B. Written notice 30 days prior to any plan merger or any transfers of liabilities or assets described in section 414(1) of the IRC to or from any of the Harvard Plans (other than mergers or transfers involving amounts less than three percent of assets or liabilities in any plan year);

         C. Written notice 30 days prior to any change in any of the Harvard Plan's actuarial assumptions or methods for the purposes of the minimum funding standard of section 412 of the IRC (other than changes that are required by law), which changes shall be subject to PBGC's consent, with consent not to be unreasonably withheld;

         D. Written notice as soon as practicable after delivery or receipt of any notice of default under any debt instrument of Harvard;

         E. A copy of plan amendments for any of the Harvard Plans within ten days after adoption;

         F. Written notice within ten days of any missed quarterly or annual minimum funding contribution required to be made to any of the Harvard Plans;

         G. During periods when Harvard's common stock is publicly traded and its filings with the Securities and Exchange Commission are current, copies of SEC Forms 10-K and 10-Q, within 20 days of filing; if such Forms are not timely filed, quarterly and audited annual financial statements for Harvard;

         H. Written notice, including the status of affected employees, 30 days prior to any: (a) cessation of operations at any Harvard facility; or (b) any sale, transfer or other disposition of assets of Harvard where such assets represent ten percent or more of the book value of the assets of Harvard on a consolidated basis, or have generated ten percent or more of the consolidated revenues, or have generated ten percent or more of the consolidated operating income of Harvard in the preceding fiscal year;

         I. Written notice 30 days (or as soon as practicable) prior to any change of the identity of any contributing sponsor of any of the Harvard Plans, or if a contributing sponsor of any

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of the Harvard Plans is to become a member of any other controlled group;

         J. Annual Actuarial Valuation Reports for each of the Harvard Plans for each plan year when prepared, but in any event by no later than December 1 of the current plan year; and

         K. A certified actuarial statement specifying each of the Harvard Plans' credit balance at the end of the preceding plan year, and supporting calculations, by no later than seven months after the end of each plan year, commencing with the 1998 plan year (i.e., the initial statement must be filed no later than August 1, 1999).

VI.      Acceptance of Plan of Reorganization

         The PBGC hereby agrees to support confirmation of, and vote to accept, the Plan of Reorganization, provided such Plan continues to contain provisions that require implementation of this Agreement. Upon consummation of the Plan of Reorganization, all proofs of claim of the PBGC shall be deemed withdrawn, with prejudice.

VII.     Preservation of Rights

         Neither the operation of the Agreement (e.g., release of Harvard Stock Pledge) nor termination of the Agreement in accordance with the provisions hereof shall, in and of itself, constitute a basis for PBGC to take any adverse action against any of the Harvard Plans. Nothing in the Agreement shall restrict or diminish Harvard's right to dispute or contest any basis that PBGC may thereafter raise to terminate any one or more of the Harvard Plans and/or the amount of the termination liability asserted by the PBGC in the event of the involuntary termination of any one or more of the Harvard Plans.

VIII.    Execution of Ancillary Agreement

         Harvard and the PBGC shall use their best efforts to select an escrow agent and finalize and execute a definitive escrow agreement consistent with the provisions of this Agreement as soon as practicable and in no event later than ten (10) days prior to confirmation of the Plan of Reorganization.

IX.      General

         A. Nothing in this Agreement shall relieve Harvard or any other person of their obligations under ERISA or the IRC.

         B. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with ERISA, the IRC, and the laws of the District of Columbia (except the laws of the District of Columbia governing


                                       7
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choice of laws), except to the extent such laws are preempted by federal law.

         C. No failure of any of the parties to this Agreement to enforce at any time any of the provisions of this Agreement and no course of dealing between or among any of the members of Harvard and/or the PBGC shall be construed to be a waiver of any such provision, or shall in any way affect the validity of this Agreement or the right of any party to enforce each and every one of the provisions of this Agreement.

         D. This Agreement constitutes the entire final agreement with respect to the matters provided for herein, and no other agreement or understanding exists except as expressly set forth herein.

         E. This Agreement shall not be modified or amended, except by written instrument signed by the parties hereto.

         F. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

         G. This Agreement shall inure to the benefit of, and may be enforced solely by, the parties hereto, and, in each case, their respective successors and assigns.

         H. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original as against the party who signed it, and all of which together shall constitute one and the same instrument.

         I. Any notices, requests or other communications hereunder shall be in writing, and shall be deemed to have been duly given when mailed by United States registered or certified mail postage prepaid, or upon receipt if overnight delivery service, telegraph, telecopy, or telex is used, addressed as follows:

To the PBGC:
                  Chief Negotiator and Director
                  Corporate Finance and Negotiations Department
                  Pension Benefit Guaranty Corporation
                  Suite 270
                  1200 K Street N.W.
                  Washington, D.C. 20005-4026
                  (202) 842-2643 (telefacsimile number)

                  General Counsel
                  Pension Benefit Guaranty Corporation
                  Suite 340
                  1200 K Street N.W.
                  Washington, D.C. 20005-4026
                  (202) 326-4112 (telefacsimile number)


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To Harvard:
                  Joseph J. Gagliardi
                  Senior Vice President and Chief Financial Officer Harvard Industries, Inc.
                  3 Werner Way, Suite 210
                  Lebanon, NJ  08833

                  with a copy to:

                  Willkie Farr & Gallagher
                  787 Seventh Avenue
                  New York, NY 10019-6099
                  Attn:  Stephen T. Lindo
                  (212) 728-8111 (telefacsimile number)


To Official Committee of
Unsecured Creditors of
Doehler-Jarvis, Inc., et al. (so long as the Committee has not been dissolved):

                  c/o Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, NY  10004
                  Attn:  Lawrence  A. First
                  (212) 859-4000 (telefacsimile number)


         J. All of the parties to this Agreement hereby represent and warrant that they have full power and authority to enter into this Agreement, that all necessary corporate approvals or other appropriate action has been taken to cause them to possess such power and authority and that this Agreement constitutes a legal, valid and binding obligation of each of the parties hereto enforceable against each of the parties hereto.

         K. The captions set forth in this Agreement have been inserted for convenience of reference only and shall not in any way affect the meaning or construction of any of the provisions of this Agreement.


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Accepted and Agreed:

Harvard Industries, Inc.               Pension Benefit Guaranty Corporation
on its own behalf and on
behalf of all of the members
of its Controlled Group:



By: /s/ Roger Pollazzi                 By: /s/ Andrea E. Schneider
    -----------------------------          ---------------------------------
    Roger Pollazzi                         Andrea E. Schneider

    Its: President and Chief           Its: Chief Negotiator, and
         Operating Officer                  Director, Corporate Finance and
                                            Negotiations Department



Dated: November 24, 1998                     Dated: November 17, 1998
       -----------------                            -----------------



Accepted and Acknowledged:

Official Committee of Unsecured
Creditors of Doehler-Jarvis, Inc.,
et al.



By: /s/ Richard Kuersteiner
    -----------------------
    Richard Kuersteiner

Its:  Co-Chairman


Dated: November 19, 1998
       -----------------

By: /s/ Don Navarro
    ---------------
    Don Navarro

Its: Co-Chairman


Dated: November 19, 1998
       -----------------


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             EXHIBIT A TO AGREEMENT BETWEEN HARVARD INDUSTRIES, INC.
                  AND THE PENSION BENEFIT GUARANTY CORPORATION


                  SINGLE EMPLOYER DEFINED BENEFIT PENSION PLANS
                   FOR WHICH HARVARD IS A CONTRIBUTING SPONSOR


Doehler-Jarvis Pension Plan for Wage Basis Employees

Harvard Industries Albion Division Hourly-Rate Employees' Pension Plan

Harvard Industries, Inc. Bryan Division Hourly-Rate Employees' Pension Plan

Harvard Industries, Inc. Spencerville Division Hourly-Rate Employees' Pension
Plan
Harvard Industries Jackson Division Hourly-Rate Employees' Pension Plan

Harvard Retirement Plan

Harvard Retirement Plan for Frozen Pension Benefits

Retirement Plan for Union Employees, Harman Automotive, Inc.